UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 18, 2009

AMERICA FIRST TAX EXEMPT INVESTORS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-24843 (Commission File Number)	47-0810385 (IRS Employer Identification No.)

1004 Farnam Street, Suite 400, Omaha, Nebraska	68102
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (402) 444-1630

Not applicable
(Former name, former address and former fiscal year, if applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 1.01                      Entry into a Material Definitive Agreement.

On June 18, 2009, America First Tax Exempt Investors, L.P., a Delaware limited partnership (the “Registrant”), entered into a Loan and Security Agreement (the “Loan Agreement”) by and among the Registrant, Bank of America, N.A., as lender (“Bank of America”), and Deutsche Bank Trust Company Americas, as collateral agent (“Deutsche Bank”) under which Bank of America has lent a total of $50.0 million (the “Loan”) to the Registrant for the purpose of refinancing the Registrant’s portfolio of 13 tax exempt mortgage revenue bonds that are secured by multifamily housing and education housing projects (the “Bonds”).  As described in Item 1.02 of this Report, the Loan proceeds, along with additional cash collateral held by Deutsche Bank in its capacity as collateral agent for the Registrant’s existing tender option bond financing facility with Bank of America (the “TOB Facility”), were applied to repay the Registrant’s obligations under the TOB Facility which was terminated.  The Loan is evidenced by a $50.0 million Promissory Note, dated June 18, 2009 (the “Note”), in favor of Bank of America.

Among other things, the Note provides for the monthly payment of interest on the outstanding principal amount of the Note at a variable annual rate equal to the one-month LIBOR plus 390 basis points.  Principal of the Note will be payable in quarterly installments beginning on October 5, 2009 as follows:

October 5, 2009                                                      $136,667

January 5, 2009                                                      $154,333

April 5, 2010                                                           $220,000

The remaining principal balance of the Note, together with all accrued and unpaid interest, is due and payable on June 30, 2010 unless the Registrant elects to extend the maturity date of the Note to December 31, 2010.  If the maturity date of the Note is extended, the Registrant will be required to make additional principal payments prior to maturity as follows:

July 5, 2010                                                             $192,000

October 5, 2010                                                      $180,000

The Registrant may prepay the principal of the Loan, in whole or in part, at any time or from time to time without fee, penalty or premium.  The Loan is not a revolving loan and, accordingly, repaid principal amounts may not be re-borrowed by the Registrant.  Extension of the maturity date of the Note will be subject, among other things, to (i) the absence of any material adverse change in the business or financial condition of the Registrant or its general partner, (ii) the loan to value ratio, based on the remaining principal balance of the Note and the current value of the Bonds and any additional cash collateral required to be maintained, is not greater than 75% and (iii) the properties securing the Bonds are performing in accordance with projections provided by the Registrant to Bank of America and the Bonds satisfy a debt service coverage ratio of at least 1.1 to 1.0.  During the term of the Loan, the Registrant is required to comply with the foregoing loan to value and debt service coverage covenant along with additional financial covenants requiring it to maintain (a) a ratio total liabilities to total assets, determined quarterly, of not more than 70% and (b) maintain unencumbered cash, cash equivalents and marketable securities of not less than $5.0 million.

The Loan is secured by a first priority security interest in the 13 Bonds, which have an outstanding principal amount of $112.1 million (the "Bond Collateral"), plus additional cash collateral in an initial amount of $1.5 million (the “Cash Collateral”).  The Bond Collateral will be held by Deutsche Bank, as collateral agent. The initial $1.5 million of Cash Collateral will be held by Bank of America and may be released to the Registrant after each property secured by a Bond has achieved 90% occupancy for three consecutive months, the debt service coverage ratio and loan to value covenants described above continue to be satisfied and there is no other event of default, all as determined by Bank of America in its sole discretion.  During the term of the Loan, all principal and interest payments made on the Bonds will be remitted to Deutsche Bank which will reimburse the Registrant for it's payments under the Loan Agreement and the Note.  Remaining payments will be remitted to the Registrant as long as there is no default under the Loan Agreement and Note.  In the event of a default by Registrant on its obligations under the Note or the Loan Agreement, Bank of America, among other things, will have the right to foreclose on the Collateral.  The Loan has been made on a recourse basis and, therefore, the Registrant will be liable for repayment of all amounts due under the Loan which are not repaid upon foreclosure of the Collateral.

In addition, on June 18, 2009, the Registrant and Bank of America entered into an interest rate cap agreement (the “LIBOR Cap”) under which Bank of America has agreed to make payments to the Registrant on a nominal amount of $50.0 million in the event the 30-day LIBOR floating index rate increases above 0.75%.  The LIBOR Cap is intended to partially mitigate the Registrant’s risk from changing short-term interest rates on the Loan described above.

There is no affiliation between the Registrant, on the one hand, and either Bank of America or Deutsche Bank, on the other hand, and the terms of the Loan Agreement, Note and the LIBOR Cap were determined through arm’s-length negotiation.

Item 1.02                      Termination of a Material Definitive Agreement.

On June 18, 2009, the Registrant terminated its $76.4 million tender option bond financing arrangement with Bank of America (the “TOB Facility”).  As a result, the Shortfall, Fee and Collateral Agreement, by and between the Registrant, Bank of America, Banc of America Securities LLC (“BOA Securities”) and Deutsche Bank (the “Collateral Agreement”) was cancelled as of that date.  Accordingly, each of the four New York trusts by and between Bank of America, as trustor, and Deutsche Bank, as trustee, created with respect to the TOB Facility (the “TOB Trusts”) caused the redemption of the senior securities (known as “Floater Certificates”) that had been issued by them to unaffiliated institutional investors and of the subordinated residual interest securities (known as “Inverse Certificates”) that had been issued by them to the Registrant in connection with the TOB Facility.  As a result, each of the TOB Trusts was terminated.  The net proceeds borrowed by Registrant pursuant to the Loan Agreement and Note described in Item 1.01 of this Report, along with additional cash collateral held by Deutsche Bank in its capacity of collateral agent for the TOB Trusts, were used to pay the redemption price of the Floater Certificates and other costs associated with the termination of the TOB Facility.  In addition, the letters of credit issued by Bank of America in its capacity as liquidity provider to the TOB Trusts, have been terminated.

In addition, on June 18, 2009, the Registrant and U.S. Bank, N.A. terminated an interest rate cap agreement (the “SIFMA Cap”) under which US Bank had agreed to make payments to the Registrant on a nominal amount of $60.0 million in the event the Securities Industry and Financial Markets Association (“SIFMA”) floating index rate increases above 2.5%.  The SIFMA Cap was intended to partially mitigate the Registrant’s risk from changing short-term interest rates on the TOB Facility described above in this Item 1.02.  In addition, on June 18, 2009, the Registrant and Bank of America terminated an interest rate swap agreement (the “Swap”) under which the Registrant agreed to make monthly payments to Bank of America equal to 2.95% on a notional amount of $15.0 million.  The Registrant paid Bank of America a termination fee of $222,300 under the Swap.

There is no affiliation between the Registrant, on the one hand, and Bank of America, BOA Securities or Deutsche Bank, on the other hand.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Report is incorporated by reference into, and is hereby deemed to be restated in its entirety in response to, this Item 2.03.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.  The following exhibits are filed with this Report.  Exhibit numbers refer to the paragraph numbers under Item 601 of Regulation S-K:

10.1                      Loan and Security Agreement, dated June 18, 2009, among Registrant, Deutsche Bank and Bank of America.

10.2                      Promissory Note, dated June 18, 2009, between Registrant and Bank of America

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 18, 2009

AMERICA FIRST TAX EXEMPT INVESTORS, L.P.

By:America First Capital Associates Limited Partnership Two,

its general partner

By:The Burlington Capital Group, LLC,

its general partner

By: /s/ Michael J. Draper
Michael J. Draper, Chief Financial Officer